March 20, 1998



Gentlemen:

This opinion is furnished in connection with pre-effective Amendment No. 1 to the registration by IDS Life Insurance Company of New York of a Flexible Premium Survivorship Variable Life Insurance Policy ("the Policy") under the Securities Act of 1933, File #333-42257. The prospectus included on Form S-6 in the pre-effective amendment to the registration statement describes the Policy. I am familiar with the Policy, the pre-effective amendment, the registration statement and the exhibits thereto. In my opinion, the illustrations of Death Benefits, Policy Values, and Surrender Values included in the section of the prospectus entitled "illustrations", under the assumptions stated in that section, are consistent with the provisions of the Policy.

I hereby consent to the use of this opinion as an exhibit to the pre-effective amendment to the registration statement and to the reference of my name under the heading "Experts" in this prospectus.

Very truly yours,



Eugene C. Chen
Chief Actuary

Albany, New York
March 20, 1998